EXHIBIT 23.1


                          Consent of Hood & Strong LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amnis Systems Inc. adopted 1997 Stock Plan and the Amnis Systems Inc. 2000 Stock Plan of our report dated March 30, 2001, with respect to the consolidated financial statements of Amnis Systems Inc. and Subsidiary (A Development Stage Company) included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Dated:  November 27,  2001                    /s/  HOOD  &  STRONG  LLP


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